INDEX TO SOFTWARE LICENSE AGREEMENT
                    BETWEEN INTERGRAPH CORPORATION
                       AND BENTLEY SYSTEMS, INC.


SECTION NAME                                                 PAGE NO.

1.   DEFINITIONS.

     1.1  Documentation                                          1
     1.2  Effective Date                                         1
     1.3  End User                                               2
     1.4  End User License                                       2
     1.5  Intergraph Hardware                                    2
     1.6  Intergraph List Price                                  2
     1.7  Intergraph Software                                    2
     1.8  Internal CPU                                           2
     1.9  Licensed Program(s)                                    2
     1.10 Proprietary Material Licensee                          2
     1.11 Proprietary Material of Licensor                       2
     1.12 Maintenance Fees                                       2
     1.13 Person                                                 3
     1.14 Software or Code                                       3
     1.15 Standard License Agreement                             3

2.   OWNERSHIP OF LICENSED PROGRAMS                              3

3.   TRADEMARK AND COPYRIGHT                                     3

4.   LICENSE

     4.1  Scope                                                  3
     4.2  Internal Use                                           4
     4.3  Sales Demonstration Use                                4
     4.4  Marketing Rights                                       4
     4.5  Affiliates                                             4
     4.6  Non-Exclusive Rights                                   4

5.   LICENSE FEES

     5.1  Amount                                                 4
     5.2  List Price                                             5
     5.3  Transfer of Licensed Programs                          5
     5.4  Returned Licensed Programs                             5
     5.5  Taxes                                                  5
     5.6  No Right of Set-off                                    5

6.   MAINTENANCE

     6.1  Maintenance, Support and Corrections                   5
     6.2  Manuals                                                6
     6.3  Enhancements, Modifications & Improvements             6
     6.4  Maintenance and Support of Existing Licenses           6

7.   MAINTENANCE FEES

     7.1  Fee Schedule                                           7
     7.2  Calculation of Maintenance                             7

8.   RECORD KEEPING

     8.1  Records                                                7
     8.2  Report for License Fees                                8
     8.3  Report for Maintenance Fees                            8
     8.4  Audit                                                  8

9.   COVENANTS

     9.1  Functionally Equivalent Software                       8
     9.2  Operating System                                       8
     9.3  Compatibility                                          8
     9.4  Purchaser of Workstation Products                      8
     9.5  Distributor Agreements                                 8
     9.6  Marketing                                              8
     9.7  Development                                            8

10.  CONFIDENTIALITY

     10.1 General Obligations                                    9
     10.2 Specific Protection                                   10
     10.3 Exceptions                                            10
     10.4 Licensee Development of Competitive Products          11
     10.5 Contract Provisions                                   11
     10.6 Source Code                                           11



                     SOFTWARE LICENSE AGREEMENT
                                FOR
                            MICROSTATION

*** Denotes information that has been excluded from the document as confidential treatment has been requested from the SEC.

     THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is made this 17th day of April, 1987, by and between INTERGRAPH CORPORATION, a Delaware corporation, with a principal place of business located at One Madison Industrial Park, Huntsville, Alabama 35807, ("Licensee"), and BENTLEY SYSTEMS, INC., a Delaware corporation with a principal place of business located at 180 Gordon Drive, Lionville, Pennsylvania 19353 ("Licensor").

                         W I T N E S S E T H :

     WHEREAS, Licensee is engaged in the manufacturing, selling and maintaining of hardware, software, computers and computer systems for the computer industry, including computer aided drafting, computer aided manufacturing and computer aided engineering (CAD/CAM/CAE) ; and

     WHEREAS, Licensor is engaged in the development and distribution of software which does 2-D/3-D drafting and design;
and

     WHEREAS, Licensee and Licensor and the stockholders of Licensor have entered into a Stock Purchase Agreement dated the date hereof; and

     WHEREAS, Licensee desires to license certain software of Licensor pursuant to the terms and conditions set forth herein below;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   DEFINITIONS:

          1.1 "Documentation" shall mean all written material created by Licensor and furnished to Licensee for the purpose of assisting Licensee in its use, distribution and/or maintenance of the Licensed Programs, including any design documentation, user documentation, and program documentation.

          1.2 "Effective Date" shall mean the date on which this Agreement is executed.

          1.3 "End User" shall mean a Person who has entered into an End User License with Licensee.

          1.4 "End User License" shall mean a written agreement with an End User, to use the Licensed Programs, but shall not include any distribution or marketing arrangements relating to the Licensed Programs.

          1.5 "Intergraph Hardware" shall mean central processing units (CPU's) marketed as a Licensee date processing system, terminal, or workstation used in a Licensee computer system, distributed network and/or standalone node.

          1.6 "Intergraph List Price" or "Price List" shall mean the price of the Licensed Program(s) as set forth from time to time in Licensee's standard price listing for the United States, and mutually agreed upon discounts.

          1.7 "Intergraph Software" shall mean all software programs proprietary to Licensee or licensed by Licensee, other than the Licensed Programs.

          1.8 "Internal CPU" shall mean any Licensee Hardware designated as an internal Licensee system.

          1.9 "Licensed Programs" shall mean the MICROSTATION software developed by Licensor and licensed to Licensee under this Agreement, including all modifications and enhancements thereof by Licensor from time to time. A description of the Licensed
Programs is attached as Schedule A to this Agreement.

          1.10 "Proprietary Material" of Licensee shall mean the data proprietary to Licensee (or its licensors) that is received by Licensor in connection with this Agreement and is identified in writing as proprietary.

          1.11 "Proprietary Material" of Licensor shall mean the Licensed Programs and related Documentation, and all other data proprietary to Licensor (or its licensors) that is received by Licensee from Licensor in connection with this Agreement and is identified in writing by Licensor as proprietary.

          1.12 "Maintenance Fees" shall mean the price of maintenance, updates and enhancements as set forth from time to time in Licensee's Standard Price Listing for the United States, which End Users are charged for receiving software maintenance.

          1.13 "Person" shall mean a corporation, association, joint venture, partnership, trust, business, individual or government, political subdivision thereof, or governmental agency.

          1.14 "Software" or "Code" shall mean the human-readable or machine readable set of instructions that comprises a computer program, together with any programming tools developed to maintain or test the computer program or any component thereof.

          1.15 "Standard License Agreement" shall mean Licensee's standard form of License Agreement in substantially the form as set forth in Schedule B to this Agreement, with such changes from time to time as may be agreed to by Licensor.

     2.   OWNERSHIP OF LICENSED PROGRAMS

          The Licensed Programs are owned by, and title shall remain with, Licensor. Licensor represents, and Licensee acknowledges, that the Licensed Programs are comprised of Licensor trade secrets and proprietary information, whether or not any portion thereof is or may be copyrighted or patented. Licensee will not use, distribute, copy or sublicense the Licensed Programs except as specifically permitted in Section 4 below.

     3.   TRADEMARK AND COPYRIGHT:

          Licensee shall have the right to market the Licensed Programs under any tradename it desires so long as Licensor is identified as the proprietary owner of the Licensed Program. Licensee shall place Licensor's copyright notice in human readable form on the package of each copy of the Licensed Programs sold by Licensee. Licensee shall have the right to reproduce, publish and distribute copies of Documentation, including operating manuals, to End Users.

     4.   LICENSE

          Subject to the terms and conditions of this Agreement, and of currently outstanding license agreements of Licensor with E.I. DuPont and its subsidiaries for the Licensed Programs:

          4.1 Scope -- Licensor hereby grants to Licensee an exclusive world-wide license to use, market and/or sublicense the Licensed Programs to End Users. Licensor itself shall be entitled to unlimited internal use of the Licensed Programs.

          4.2 Internal Use -- Licensor grants to Licensee an exclusive, world-wide license to use the Licensed Programs on any of its Internal CPU's, without a fee or reporting requirement, for its own internal business use and not for commercial exploitation. No party other than Licensee shall be permitted to use such Licensed Programs. The Licensed Programs may be moved from one internal CPU to another, without a license charge or reporting requirement.

          4.3 Sales Demonstration Use -- Licensor grants to Licensee an exclusive world-wide license to use the Licensed Programs, without fee, for demonstrations to prospective customers without a reporting requirement, including the right to give prospective customers copies of the Licensed Programs solely for demonstration and testing purposes incident to prospective licenses of the Licensed Programs.

          4.4 Marketing Rights -- Licensor grants to Licensee the exclusive world-wide rights to market and sublicense the Licensed
Programs to End Users.

          4.5 Affiliates -- Licensee may grant a sublicense to its subsidiaries, distributors and affiliates on a cost free basis, and without a reporting requirement, for internal use as defined in Section 4.2, and for demonstration and testing purposes set forth in Section 4.3.

          4.6 Non-Exclusive Rights -- Notwithstanding the foregoing, this License and the rights granted in Section 4, shall become non-exclusive if Licensee (a) develops and markets a standalone software package compatible with the IGDS file formats which are competitive with the Licensed Programs or (b) markets a third-party standalone software package compatible with IGDS file formats which are competitive with the Licensed Programs, except products pursuant to agreements existing as of the date of this Agreement.

     5.   LICENSE FEES

          5.1 Amount -- Licensee shall pay Licensor fees for the license granted hereunder as set forth herein. Licensee shall pay Licensor on or before the thirtieth (30th) day following each calendar quarter a license fee equal to thirty-five percent (35%) of the Intergraph List Price for Licensed Programs shipped during such quarter to End Users of the Licensed Programs. Licensee, if required by an End User, may exchange copies of the Licensed Programs for copies of similar software on a cost free basis, provided however, that all related maintenance fees shall be paid in full. If Licensee's payment due hereunder is more than ten
(10) days late, Licensee shall pay a penalty of one and one-half (1 - 1/2%) percent per month on such late payment until and when same is paid.

          5.2 List Price -- The List Price and associated discounts for the Licensed Programs shall be mutually agreed upon from time to time between Licensor and Licensee.

          5.3 Transfer of Licensed Programs -- License fees shall not be due Licensor by the Licensee or End User for the transfer of the Licensed Programs from one End User to another in conjunction with the transfer of Licensee Hardware or Licensee Software between such End Users, provided that the first End User does not retain any portion of the Licensed Programs or similar software after such transfer and that, prior to the transfer, the transferee End User has entered into an End User License.

          5.4 Returned Licensed Programs -- Refunds of license fees by Licensee on account of Licensed programs returned by an End User within six months of End User's original use thereof due to End User dissatisfaction shall result in a credit to Licensee against fees owed by Licensee to Licensor in an amount equal to the fees on such refunded amount previously paid to Licensor under
Section 5.1.

          5.5 Taxes -- The fees due Licensor pursuant to Sections 5 & 7, shall be net of local, state or federal, sales, user, excise, personal property or other similar taxes (but not income taxes) or duties actually paid by Licensee.

          5.6 No Right of Set-off -- Licensee's obligations to pay the fees under Sections 5 & 7 shall be absolute and not subject to any right of set-off for claims which Licensee may have against Licensor, including, without limitation, claims arising under the Stock Purchase Agreement dated the date hereof, except for claims arising pursuant to this Agreement.

     6.0  MAINTENANCE

          6.1 Maintenance, Support and Corrections -- Licensor shall provide maintenance, support and corrections for the Licensed Programs to Licensee. Licensee shall be responsible for the first level of support to the End User. The first level of support shall only consist of Licensee collecting calls from End Users and, if unable to solve the problems on the telephone, forwarding trouble reports to Licensor. Licensor shall be responsible for the second level of support. This support shall include (a) Licensor's best efforts to resolve trouble reports forwarded to Licensor from Licensee; (b) unlimited telephone consulting during normal business hours concerning the use of, and problems with, the Licensed Programs; (c) a periodic status report to Licensee summarizing all known problems with the Licensed Programs and providing suggested work around options; (d) providing one copy of each update or revision to the Licensed Programs and related material, subsequent to the date of this Agreement; (e) providing one copy of any new or updated manual released for the Licensed Programs, or any new Documentation produced by Licensor for the Licensed Programs. Licensor and Licensee shall identify designated maintenance representatives to be responsible for receiving and sending all documents, reports, and telephone communications regarding the maintenance of the Licensed Programs. Fees due pursuant to Section 5 shall be contingent upon Licensor's ability to provide, and actually providing, the maintenance, support and corrections. Maintenance Fees charged by Licensee to End Users shall be such amounts as are mutually acceptable to Licensor and Licensee.

          6.2 Manuals -- Licensor shall provide to Licensee detailed operation manuals for the Licensed Programs, including updates, in both digital and printed form, detailing which sections are new or have changes. Licensee shall be responsible for editing, printing and distributing the manuals.

          6.3 Enhancements, Modifications and Improvements -- Licensor shall provide to Licensee any enhancements, improvements and modifications to the Licensed Programs that are made or announced during the term of this Agreement or for the term of any applicable maintenance agreement, whichever is longer. Licensee agrees to forward such enhancements to End Users entitled to same under Licensee's maintenance agreements in a reasonable time frame consistent with other Intergraph Software. Licensee agrees to distribute to End Users, at Licensor's request, literature prepared by Licensor and reasonably acceptable to Licensee pertaining to the Licensed Programs.

          6.4 Maintenance and Support of Existing Licenses -- Licensee shall assume responsibility for maintenance and support of existing licenses of the Licensed Programs to customers of Licensor as of the Effective Date. Licensee shall not be responsible for maintenance and support of the PC DOS version of the Licensed Programs licensed to DuPont Corporation, and subsidiaries thereof, and all fees payable with respect thereto shall be paid directly to Licensor.


     7.   MAINTENANCE FEES

          7.1 Fee Schedule -- During the term of this Agreement, the Licensee shall pay Licensor a fee equal to twenty percent (20%) of the Maintenance Fees as set forth below. If Licensee's payment due hereunder is more than ten (10) days late, Licensee shall pay a penalty of one and one-half (1 - 1/2%) percent per month on such late payment until and when same is paid.

          7.2 Calculation of Maintenance -- On or before January 31 following the end of each calendar year after this Agreement is executed, Licensee shall pay to Licensor (20%) percent of the Maintenance Fees for all maintenance contracts for the Licensed Programs calculated as set forth below. These maintenance contracts include:

               a. all maintenance contracts in effect as of January 1 of the current calendar year annualized to December 31 of the current calendar year; and

               b. all maintenance contracts entered into on or after January 2nd of the previous calendar year prorated from the month the maintenance contract was entered to December of said year; and

               c. less any applicable credits from maintenance contracts previously reported and subsequently cancelled prorated from the date of cancellation to December of the prior year.

     8.   RECORD KEEPING

          8.1 Records -- Licensee shall maintain records of each End User license granted or maintenance agreement executed by an End User. These records shall include the site identification number of the Licensee Hardware on which the Licensed Programs are licensed. Licensor shall have the right to review these records, at Licensee's facilities in Huntsville, Alabama, including the identifications of End Users, provided, however, that Licensor shall not disclose to any third party any information contained in such records without the prior written consent of Licensee.

          8.2 Report for License Fees -- Thirty (30) days after the end of each quarterly period during which payments are due to Licensor under Section 5 hereof, Licensee shall provide a statement certified by an authorized representative of the Licensee as to the fees due for the immediately preceding quarter pursuant to Section 5. This report will set forth the number of End User Licenses shipped by Licensee during the reporting period, the number of End User Licenses cancelled by Licensee during the reporting period and the amount of license fees payable for the reporting period. The statement shall be accompanied by a payment in full of the license fees due therein.

          8.3 Report for Maintenance Fees -- On or before January 31 of each year after the end of each calendar year during which payments are due to Licensor under Section 7 hereof, Licensee shall provide a statement certified by a representative of the Licensee setting forth the information required for calculation of maintenance fees. The statement shall be accompanied by payment in full of the maintenance fees due herein.

          8.4 Audit -- Licensor shall have the right, through Arthur Andersen & Co., or such other accredited auditing representative acceptable to Licensee, to examine and audit, at Licensor's expense, all records of Licensee that may contain information bearing upon the amount of fees payable pursuant to this Agreement. However, said auditing representative must agree in writing at Licensee's request prior to the audit to maintain in confidence and not disclose to any third party any proprietary information obtained in the course of such audit. Notwithstanding any other provision of this Agreement, the result of such audit shall be final and dispositive and Licensee shall within thirty
(30) days after receiving the auditing report deliver to Licensor payment of any fees found to be due. In the event it is determined as a result of any audit that Licensee has underpaid fees due during any particular reporting period in excess of ten (10%) percent, Licensee shall reimburse Licensor for its entire cost of the audit within thirty (30) days of receiving a written request therefore.

     9.   COVENANTS

          The parties below covenant as follows:

          9.1 Functionally Equivalent Software -- Licensor shall not develop, market and/or sell or assist any third person in the development, marketing and/or selling of software which is functionally equivalent to the Licensed Programs.

          9.2 Operating System -- Licensor shall use its good faith efforts to cause the Licensed Programs to function with the then current UNIX operating system being delivered by Licensee and the then current PC DOS operating system and/or MS DOS operating system.

          9.3 Compatibility -- Licensor shall use its good faith efforts to maintain the functionality of the Licensed Programs whereby it will be compatible with Licensee's then current hardware and software systems; provided, that Licensee shall cooperate with such efforts and provide Licensor with all relevant data and access to Licensee's hardware and software systems reasonably requested by Licensor.

          9.4 Purchaser of Workstation Products -- Licensor shall have the right to purchase, for product development and support (as mutually agreed upon by Licensor and Licensee), Licensee workstation products on the Licensee price list at the most favored prices offered by Licensee to its customers and similarly situated affiliates.

          9.5 Distributor Agreements -- Licensor shall cancel prior to or upon the Effective Date, all distributor agreements for the Licensed Programs in accordance with the terms thereof; provided that Licensor shall be entitled to enter into new distributor or other marketing arrangements if the License becomes non-exclusive under Section 4.6.

          9.6 Marketing -- Licensee agrees to use good faith efforts in promoting and sub-licensing the Licensed Programs in substantially all worldwide markets in which Intergraph Hardware and Intergraph Software are sold.

          9.7 Development -- Licensor shall use its good faith efforts to develop, enhance and support the Licensed Programs consistent with Licensor's current practices.

     10.  CONFIDENTIALITY

          10.1 General obligations -- Each party may disclose to the other information concerning its Proprietary Material as may be necessary to further the performance of this Agreement. Each party agrees to treat the other's Proprietary Material in the manner prescribed herein.

          10.2 Specific Protection -- Licensee and Licensor shall protect the other party's Proprietary Material as follows:

          (a) Expect as specifically provided herein or otherwise permitted by the other party in writing, Licensee may disclose Proprietary Material of Licensor, and Licensor may disclose
               Proprietary Material of Licensee, only to those employees and agents required to have knowledge of same to perform their duties pursuant to this Agreement. All Proprietary
               Material shall be protected with the same degree of care as each party protects its own
               Proprietary Material, and in no case less than a reasonable degree of care.

          (b) Except as may be permitted under any subsequent agreement entered into by the parties or by this Agreement, upon the termination of this Agreement for any reason, each party shall return to the other, or if so requested, destroy all Proprietary Material in the other's possession or control.

          (c) Licensee shall only sub-license (or otherwise permit a third party to use) the Licensed
               Programs pursuant to a Standard License Agreement with Licensee. Licensor shall have reasonable access to such agreements in accordance with Section 8 of this Agreement. If a breach of any such Standard License Agreement occurs, Licensee shall use its best efforts to take corrective action to remedy the breach and shall, in addition, notify
               Licensor of the breach and the corrective action taken. Licensee shall take all reasonable steps to protect Licensor's proprietary rights to, and the confidentiality of, the Licensed
               Programs.

          10.3 Exceptions -- The foregoing obligations of confidentiality shall not apply with respect to either party's
Proprietary Material to the extent that such material:

          (a) Is within or later falls within the public domain through no fault of the party receiving the Proprietary Material; or

          (b) Is, or becomes, available to the receiving party from third parties who in making such disclosure have breached no written confidentiality agreement; or

          (c)  Is previously known by either party; or

          (d)  Is independently developed by either party.

          10.4 Licensee Development of Competitive Products -- Licensee is a software developer with a large number of Licensee Software products that it markets to the computer industry. This agreement does not preclude Licensee from developing additional proprietary software, or entering into arrangements with third-parties for third-party software, that may become competitive with the Licensed Programs. Licensor acknowledges and agrees that development of competing software is not in violation of this Agreement provided that the confidential and proprietary provisions of this Agreement are not violated and no proprietary Materials or confidential materials disclosed to Licensee may be used by Licensee in the development of computer software that may be competitive with Licensed Programs. The foregoing is subject to and is not intended to modify Section 4.6.

          10.5 Contract Provisions -- Except as otherwise provided herein, the provisions of this Agreement shall not be disclosed by either party without the prior written approval of the other party.

          10.6 Source Code -- For the term of this Agreement and so long as End Users have license agreements with Licensee to use the Licensed Programs, Licensor shall provide to Licensee an encrypted copy of the Source Code of the Licensed Programs, which shall be updated on a semi-annual basis, and can be decrypted by the Decrypting Program escrowed pursuant to the Escrow Agreement attached hereto as Schedule "C".

     11.  LICENSOR'S WARRANTIES AND LIMITATIONS

          11.1 Availability -- Licensor represents and warrants to Licensee that it has full rights to disclose to Licensee the Licensed Programs and Proprietary Material related thereto and to enter into this Agreement.

          11.2 Performance -- Licensor warrants to Licensee that the Licensed Programs as and when delivered to Licensee, and for one (1) year thereafter, will perform and function in accordance with the then current specifications contained in the Documentation.

          11.3 Entire Warranty -- THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION ARE THE ONLY WARRANTIES GIVEN BY LICENSOR WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, ARE MADE BY LICENSOR, INCLUDING WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          11.4 Limitation of Liability -- In no event will Licensor be liable to Licensee for any profits, incidental, special, exemplary, punitive, indirect or other consequential damages, or for any claim against Licensee by any other person, resulting from or arising out of the use of the Licensed Program by Licensee or any End Users, or any other third party, or resulting from or arising out of this Agreement, even if Licensor knew or should have known of the possibility of such damages. In no event will Licensor be liable to Licensee for any direct damages in an amount exceeding the sum of all license fees paid by Licensee to Licensor or applicable insurance limits (up to insurance proceeds received), whichever is greater.

          11.5 Infringement -- Licensor will defend, or at its option, settle any and all claims asserted against Licensee to the extent such claims are based upon an assertion that the Licensed Programs infringe a United States copyright, patent, trade secret or other proprietary right of a third party, and Licensor will indemnify and hold Licensee harmless against any cost, damages, or attorney's fees incurred by Licensee as a result of such claim, provided that Licensee notifies Licensor of such claim. Licensor may, at its option and expense, procure for Licensee the right to continue using the Licensed Programs, or replace or modify same to make them non-infringing in a manner which does not impair the usefulness of the Licensed Programs to Licensee for its intended purpose. Licensor shall have no liability to Licensee under any provision of this Agreement with respect to any claim of infringement which is based upon Licensee's unauthorized use or combination of the Licensed Programs with software which is not designated as a technical prerequisite (e.g. operating system software) for the Licensed Programs, or which is not supplied, or otherwise approved for such use, by Licensor.

     12.  TERM OF AGREEMENT

          12.1 Duration -- Unless terminated as provided in
Section 13, this Agreement shall remain in force for a period of one (1) year (the "initial term") from the effective date hereof and, at the end of the initial term, this Agreement shall automatically renew for successive annual terms.

     13.  TERMINATION

          13.1 Non-Renewal -- Licensee shall have the right to terminate this Agreement as of the end of the initial term or any renewal term upon sixty (60) days written notice prior to the expiration of the then current term.

          13.2 Mutual Consent -- This Agreement may be terminated at any time by written agreement executed by both parties.

          13.3 Cause -- If either party shall be in material breach of its obligations hereinunder and shall have failed or been unable to remedy such breach within thirty (30) days after receipt of written notice from the other party specifying such breach, said other party may terminate this Agreement by giving written notice of termination, effective upon the date of its sending. In the case of breach by Licensor of Licensee under
Section 10 which is caused by an employee or agent of Licensor or Licensee and which could not have been prevented by reasonable care, neither Licensor or Licensee can terminate the License Agreement.

          13.4 Bankruptcy -- If a receiver is appointed over the whole or party of the assets of either party, or if any petition is filed by or against either party initiating any bankruptcy reorganization proceeding or if either party makes an assignment for the benefit of creditors, or if any order is made or resolution is adopted for the dissolution of either party (unless such order or resolution is part of a scheme of recapitalization, merger or consolidation) then the other party may terminate this Agreement by written notice thereof, effective upon the date of its sending.

          13.5 Effect of Termination by Licensee -- In the event termination is properly effected by Licensee pursuant to Sections
13.3 or 13.4, then the rights to license and sub-license the Licensed Programs pursuant to Section 4 shall continue in effect to allow Licensee to sub-license the Licensed Programs to the End Users and to provide maintenance services to the End Users. In addition, Licensee shall have a perpeptual paid up license to use, market, and sub-license the Licensed Programs. In the event of termination by Licensee pursuant to Sections 13.3 or 13.4, the Decrypting Program shall be released automatically from Escrow to the Licensee, as set forth in the Escrow Agreement attached hereto as Schedule "C".

          13.6 Effect of Other Termination of Agreement -- In the event that this Agreement is terminated pursuant to Sections 13.1 or 13.2, or terminated by Licensor pursuant to Sections 13.3 or 13.4, Licensee shall return to Licensor all Licensor Proprietary Material and Documents. If Licensor terminates this Agreement pursuant to Sections 13.2, 13.3 and/or 13.4, or if this Agreement terminates pursuant to Section 13.1, the Licensee shall have the right, at Licensor's option, to (a) purchase maintenance as defined in Section 6 at reasonable and competitive prices, or (b) be granted access to Licensor's source code, plus applicable Documentation, on a cost free basis for the sole purpose of providing support and maintenance.

          13.7 Survival of Provisions -- Regardless of the basis for termination under this Agreement, Sections 10 and 14 shall survive. End Users of Licensee as of the effective date of the expiration or termination of this Agreement shall have the right to continue to use the Licensed Programs after such expiration or termination.

     14.  GENERAL PROVISIONS

          14.1 Assignment -- This Agreement and the rights granted hereunder shall inure to the benefit of the parties and shall not be assignable by either party without the written consent of the other. For the purposes of this Section 14.1, the acquisition by any person or entity, or any group of related persons or entities, of a majority of the outstanding voting stock of Licensee shall constitute an assignment by Licensee.

          14.2 No Agency Relationship -- Licensor and Licensee shall for all purposes hereunder be independent contractors.
Under no circumstances shall either party be deemed an employee, agent or representative of the other party, and neither party shall have authority to incur any obligations or make any representations, warranties or guarantees on behalf of the other party. Licensee shall make all agreements with its customers or End Users respecting the Licensed Products in its own name and for its own account, except as provided otherwise herein.

          14.3 Notices -- All written notices to be given in connection with this Agreement shall be sufficient if sent by certified or registered mail, return receipt requested with postage prepaid, addressed to the party entitled or required to receive such notice at the addresses specified hereinbelow, or at such other address hereafter made known to the other party.

     If to Licensee:                         If to Licensor:

     James W. Meadlock                       Keith A. Bentley
     President                               President
     Intergraph Corporation                  Bentley Systems, Inc.
     One Madison Industrial Park             180 Gordon Drive
     Huntsville, Alabama  35807              Lionville, PA  19353

     With Copy to:                           With Copy to:
     Timothy B. Crowson                      David Nation, Esquire
     Executive Corporate Counsel             Drinker, Biddle & Reath
     Intergraph Corporation                  1100 Philadelphia National
     One Madison Industrial Park             Bank Building
     Huntsville, Alabama  35807              Philadelphia, PA 19107

          14.4 Severability -- In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Agreement, and such other provisions shall be given effect in accordance with the manifest intent hereof. If any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it then shall appear.

          14.5 Integration -- This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes and merges all prior oral and written agreements discussions and understandings between them, and neither of the parties shall be bound by any conditions, inducements or representations with respect to the subject matter of this Agreement other than as expressly provided for herein or as fully set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby. No waiver, alteration, modification or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by the party to be bound.

          14.6 Remedies -- No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law or in equity. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right, at a later time, to enforce such provision.

          14.7 Announcements -- Use of each party's name by the other party in any announcements concerning this Agreement, or for promotional or advertising purposes, shall require the Licensee's prior written approval. Each party may make announcements concerning this Agreement after due consideration from the other party.

          14.8 Force Majeure -- Neither party shall be in default of its obligations hereunder to the extent that its performance is delayed or prevented by causes beyond its reasonable control, including but not limited to acts of God, civil disorders, acts of any civil or military authority, judicial action, and strikes or other labor disturbances.

          14.9 Section Headings -- Section headings are for purposes of convenience only and are not intended to affect the meaning or interpretation of this Agreement.

          14.10 Responsibility for Negligent Acts -- Each party shall be solely responsible for the negligent actions or omissions of its employees or subcontractors and shall indemnify and hold harmless the other from any and all damages relating to death, personal injury or physical damage to property arising out of the performance of the work and services specified herein.

          14.11 Governing Law -- This Agreement shall be governed by and interpreted in accordance with the substantive law of the State of Alabama.

          14.12 Counterparts -- This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute but one and the same instrument.

          14.13 Arbitration -- Any dispute arising under this agreement shall be settled by binding arbitration before three (3) arbitrators. Each party shall choose one arbitrator and the two arbitrators shall choose a third arbitrator. The arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association. Notwithstanding any other provision herein, the then current Federal Rules of Civil Procedure and Evidence shall govern the obtaining and introduction of evidence pursuant to the arbitration. The arbitration shall be conducted in Huntsville, Alabama. The decision of the arbitrators shall be final and binding with respect to the dispute(s) subject to the arbitration and shall be enforceable in any place subject to a court of competent jurisdiction. Each party shall bear its own expenses and costs incurred in such arbitration except as otherwise provided in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

BENTLEY SYSTEMS, INC.                   INTERGRAPH CORPORATION

By:  \s\ Keith A. Bentley                By:  \s\ N. B. Meadlock
Its:  President                          Its:  Executive Vice President


Attest: \S\ Barry Bentley                Attest:
Its:    Secretary                        Its:  Asst. Secretary


     The Undersigned, BENTLEY SYSTEMS, INC., a California Corporation, with a principal place of business located at 180 Gordon Drive, Lionville, Pennsylvania, agrees to be bound by and subject to the terms and provisions of this Agreement until that certain merger of Bentley Systems, Inc. (including all assets thereof), the California Corporation, into Bentley Systems, Inc., the Delaware corporation, is fully completed.


BENTLEY SYSTEMS, INC.
(the California corporation)


By:  \s\ Keith A. Bentley
Its:  President


Attest: \S\ Barry Bentley
Its:    Secretary



      SCHEDULE A:  MICROSTATION SOFTWARE DESCRIPTION

MicroStation is a standalone 2D/3D computer aided drafting package that runs on IBM Personal Computers (or compatible computers from other manufacturers) and on Intergraph InterPro 32 and InterAct 32 workstations. MicroStation operates on design files compatible with Intergraph IGDS file format. These files may be transferred back and forth to VAX based Intergraph systems without translation.

MicroStation provides viewing, drawing, plotting capabilities, and supports reference files, tablet menus, User Commands, cell creation and placement and a number of other advanced features. MicroStation supports either one physical display screen with two logical screens (hardware permitting) or two physical display screens. Either or both screen can be quadranted to allow up to eight simultaneous views of the drawing. MicroStation runs under the MS-DOS operating system (Version 3.0 or later) on IBM Personal computers and compatibles, and under the Unix System V with Intergraph extensions on the InterPro 32 and InterAct 32 workstations. Specific commands, features, and hardware requirements of MicroStation are detailed in the MicroStation Users Guide.

A library of functions is also available to allow users to customize MicroStation to their applications. These functions provide element creation, manipulation, and interfacing capabilities to programmers to create extensions to MicroStation.


SCHEDULE B

Software License Agreement



Agreement #________________

Intergraph Corporation, herein after referred to as "Intergraph", agrees to grant hereby and___________________ hereinafter referred to as "CUSTOMER", agrees to accept a nontransferable and nonexclusive license to use each Software Package provided by Intergraph under the following terms and conditions:

1.   Term of License
     The Software Package(s) shall be licensed under this Agreement effective from the date of delivery and shall remain in force until CUSTOMER discontinues the use of such Software
Package(s) and returns the Software package(s) to Intergraph or this Agreement is otherwise terminated as provided herein.

2.   License Coverage
     CUSTOMER shall have the right to use each software package or any portion thereof on the single system (CPU) or device for which it was acquired, or a backup system or device, and for no other purpose.

3.   Security
     CUSTOMER agrees that he and his employees will not make available the software or portions thereof to any persons other than CUSTOMER or Intergraph employees or other persons engaged in using the system or device for which the software was acquired without prior written approval of Intergraph.

4.   Title
     Title and ownership of the software shall at all times remain with Intergraph or relevant third parties.

5.   Warranty
     Intergraph represents and warrants that it is the owner of the licensed software or if not, has the right to grant a sublicense to such software. This express warranty of title or right is in lieu of all other representations and warranties, expressed and/or implied, including but not limited to, the implied warranties of merchantability and fitness for a particular purpose.

6.   Termination
     In the event the CUSTOMER neglects or fails (i) to pay the appropriate license fee(s), or (ii) to adhere to any of its obligations hereunder, this License Agreement shall immediately terminate and the software licensed hereunder will be returned to Intergraph within 10 days.

     In the event of any proceeding, voluntary or involuntary, in bankruptcy or insolvency by or against CUSTOMER, or in the event of the appointment, with or without the CUSTOMER's consent, of an assignee for the benefit of creditors, or of a receiver, Intergraph may elect to cancel any unfilled part of this Agreement.

7.   Assignment
     This License Agreement, the license(s) granted hereunder, and the software may not be assigned, without prior written consent of Intergraph.

8.   Agreement Limitation
     a. It is understood and agreed that this Agreement contains the entire and only understanding between the parties relating to subject matter hereof and that any representation, promise, or condition not contained herein shall not be binding on either party.

     b. The provisions of the Agreement shall control and have precedence over the terms of any purchase order from CUSTOMER with respect to licensed programs. Receipt by CUSTOMER of any licensed program, updated program , or optional materials, such as source tapes or listings from Intergraph, shall be deemed conclusive evidence of CUSTOMER's agreement that the license for such licensed program or optional materials is governed by this Agreement.

     c. If any of the provisions of the Agreement are invalid under any applicable statute or rule of law, such provisions are, to that extent, deemed omitted, this Agreement shall remain otherwise in effect.

     d.   This Agreement shall be governed by the laws of___________________.



                               _______________________________________for
                               Intergraph Corporation


Customer

By:  ___________________________        By:______________________________

Title___________________________        Title____________________________

Date____________________________        Date_____________________________





                                    SCHEDULE "C"
                                --------------------

                                  ESCROW AGREEMENT
                               -----------------------


             Escrow Agent mutually acceptable to the parties.




                      SOFTWARE LICENSE AGREEMENT
                        AMENDMENT NUMBER ONE

This Amendment is entered into this 11th day of May, 1988, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                              WITNESSETH

WHEREAS Licensor and Licensee entered into a Software License
Agreement on April 17, 1987; and

WHEREAS Licensor wishes to avail itself of the Licensee's recently established distribution network for distribution (DOS version) of the Licensed Programs.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. The following clauses shall be added to the Agreement as Sections 1.16, 1.17 and 1.18:

     1.16 The term "Customer Support Libraries" (CSL) shall mean a library of object modules that allows an application program to utilize the Licensed Program functionality. For the purposes of ownership, title and copyright and trademark protection, the Customer Support Libraries shall be considered as part of the Licensed Programs.

     1.17 The term "CSL License Agreement" shall mean Licensee's standard License Agreement for the CSL product and shall be in substantially the form as set forth in Exhibit D to this Agreement, with such changes from time to time as may be agreed to by Licensor.

     1.18 The term "Authorized Training Centers" shall mean organizations authorized to provide training for the DOS version of the Licensed Programs.

2.   Section 4.1 shall be amended to read as follows:

     4.1 Scope-Licensor hereby grants to Licensee an exclusive world-wide license to use, market and/or sublicense the DOS and UNIX versions of the Licensed Programs and the UNIX version of the Customer Support Libraries. Licensee shall be entitled to distribute the products through its subsidiaries and distributors and this shall include software dealer networks and value added resellers (hardware).

3.   Section 4.4 shall be amended to read as follows:

     4.4 Marketing Rights-Licensor grants to Licensee the exclusive world-wide rights to market and sub-license the DOS and UNIX versions of the Licensed Programs and the UNIX version of the Customer Support Libraries.

4.   The following clause shall be added as Section 4.7:

     4.7 Authorized Training Centers -- Licensee shall be allowed to set up Authorized Training Centers and the purpose of these shall be to provide training on the DOS version of the Licensed Programs. The Authorized Training Centers shall be located in the major metropolitan areas. Licensor and Licensee shall agree on the criteria to be used in selecting organizations to act as Authorized Training Centers. For the copies of the Licensed Programs that are to be provided to the Authorized Training Centers, Licensee shall not be required to pay royalty fees.

5.   Section 5.1 shall be amended to read as follows:

     5.1 Amount-Licensee shall pay Licensor fees for the license granted hereunder as set forth herein. Licensee shall pay
Licensor a per-copy license fee as follows:

     MicroStation-UNIX and DOS Operating Systems

          First 1000 licenses sold/quarter        ***
          1001-2000 licenses sold/quarter         ***
          2001 plus licenses sold/quarter         ***

     Customer Support Libraries-UNIX Operating System

          *** per copy regardless of volume

If Licensee's payment due hereunder is more than ten (10) days late, Licensee shall pay a penalty of one and one-half (1-1/2%) percent per month on such late payment until and when same is paid.

For software developers that are developing application programs that run on top of the Licensed Programs, Licensee shall have the right to grant a royalty free right to use the Licensed Programs and Customer Support Libraries (UNIX version only). Licensee shall use its best discretion in the allocation of the royalty-free licenses.

The license fees shall be due within 30 days after the end of each calendar quarter in which the products were shipped. Licensee, if required by an End User, may exchange copies of the Licensed Programs for copies of similar software on a cost free basis.

6.   The following paragraph shall be added to Section 5.3:

     License fees shall not be due Licensor by the Licensee or the End User for the upgrading of a Licensed Program from the UNIX 32032 version to the UNIX CLIPPER version. The aforementioned statement shall be valid only if the 32032 machine is physically upgraded from a 32032 based workstation to a CLIPPER based workstation or if an End User disposes of the 32032 based workstation and purchases a CLIPPER based workstation. This upgrade offer is not valid if the End User wants to move from workstation to workstation within its existing inventory.

7.   The following sentence shall be added to Section 6.2:

To further Licensee's marketing and sales efforts, Licensee shall be allowed to translate all Licensor provided Documentation, as well as any sales and marketing literature, into foreign languages and if requested, shall provide copies of translated materials to Licensor.

8.   The following paragraph shall be added to Section 6.4:

As part of Licensee's maintenance and support of the Licensed Programs, Licensor shall allow Licensee to translate Licensed Programs and Customer Support Libraries prompts, messages and etc. into foreign languages. Licensee shall do such translations on a demand basis and shall periodically notify Licensor of the available foreign languages. Licensor shall have the right to request copies of the foreign language versions.

9.   Sections 7.1 and 7.2 shall be amended to read as follows:

     7.1 The UNIX versions of the Licensed Programs and the Customer Support Libraries shall be supported and maintained by Licensee. All maintenance revenues derived from the UNIX version of the Licensed Programs shall go to Licensee and Licensee shall be free to set the maintenance rates for said product.

     7.2 Product updates for the DOS version of the Licensed Programs shall be made available to End Users on an annual basis. The price for the updates and the division of revenue shall be negotiated by Licensor and Licensee at the time of each product update. Licensor shall have the option of offering maintenance contracts for the DOS version of the Licensed Programs and Customer Support Libraries and all revenues derived from this activity shall go to Licensor. On an as required basis, Licensee shall have the option of quoting the aforementioned maintenance contract to its DOS based customers and all revenues derived from this activity shall go to the Licensor. The Licensor shall set the prices to be charged for the DOS maintenance contracts.

10.  Section 12.1 shall be amended to read as follows:

     12.1 Duration -- Unless terminated as provided in Section 13, this Agreement shall remain in force for a period of three (3) years (the "initial term") from the effective date hereof and, at the end of the initial term, this Agreement shall automatically renew for successive annual terms.

11.  Exhibit B shall be replaced by Licensee' current Software
License Agreement, a copy of which is attached hereto.

12. The parties are currently putting together an educational policy and this shall include special incentives for educational institutions to use the Licensed Programs. After the policy is formulated and agreed upon by both parties, it shall be included as Exhibit E herein.

All other terms of the April 17, 1987 Agreement remain unchanged.


INTERGRAPH CORPORATION                    BENTLEY SYSTEMS, INC.
- ---------------------------               ---------------------------------

By:  \s\ Milton H. Legg                   By:  \s\ Keith A. Bentley
Name:  Milton H. Legg                     Name:  Keith A. Bentley
Title:  Third Party Software              Title: President
Date:  May 9, 1988                        Date:  5/11/88




                   SOFTWARE LICENSE AGREEMENT
                     AMENDMENT NUMBER TWO


This Amendment is entered into this 28th day of July, 1988, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                         WITNESSETH

WHEREAS Licensor and Licensee entered into a Software License
Agreement on April 17, 1987 and amended said Agreement on May 11,
1988; and

WHEREAS Licensor wishes to receive additional revenue from the increased royalties for MicroStation version 3.0.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

5.   Section 5.1 shall be amended to read as follows:

     5.1 Amount-Licensee shall pay Licensor fees for the license granted hereunder as set forth herein. Licensee shall pay
Licensor a per-copy license fee as follows:

     MicroStation-UNIX and DOS Operating Systems
     (All versions up to 2.1.3)
          First 1000 licenses sold/quarter          ***
          1001-2000 licenses sold/quarter           ***
          2001 plus licenses sold/quarter           ***

     MicroStation-UNIX and DOS Operating Systems
     (Version 3.0 and higher)
          First 1000 licenses sold/quarter          ***
          1001-2000 licenses sold/quarter           ***
          2001 plus licenses sold/quarter           ***

For volume calculation purposes, all versions licensed during the same quarter shall be considered as one product and payments shall be made based on quantities of each version licensed.

Licensee agrees to provide PC versions of the packaged Licensed Programs to Licensor at its current cost of packaging. The copies provided under this provision are to be used for Licensor's ISD program, members of Licensors Comprehensive Support Program, loans to technology journal editors and loans to industry analysts. The cost only version (PC) are not to be sold by Licensor.

7.   Section 6.2 shall be amended to read as follows:

6.2 Manuals-Licensor shall provide to Licensee detailed operating manuals for the Licensed Programs, including updates, in both digital and printed form, detailing which sections are new or have changes. Licensee shall be responsible for editing, printing and distributing the manuals. Licensor and Licensee may from time to time decide to have the manuals translated into certain foreign languages. To cover the expense of translation, Licensee shall pay 60% of the expense and Licensor shall pay 40% of the expense. Licensor and Licensee must agree in writing on the manuals to be translated and the specific languages required.

All other terms of the April 17, 1987 Agreement and as Amended May 11, 1988 remain unchanged.


INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- --------------------------                   --------------------------------

BY:  \s\ Milton H. Legg                      BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  July 22, 1988                         DATE:  7/28/88



                     SOFTWARE LICENSE AGREEMENT
                      AMENDMENT NUMBER THREE


This Amendment is entered into this 30th day of August, 1988, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                         WITNESSETH

WHEREAS Licensor and Licensee entered into a Software License
Agreement on April 17, 1987 and amended said Agreement on May 11,
1988 and July 28, 1988; and

WHEREAS Licensor and Licensee agree that it would be beneficial to provide non-U.S. dealers with royalty-free demonstration copies of the Licensed Programs (PC version).

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   The following clause shall be added to Section 4.3:

     Licensor agrees that each Licensee subsidiary/distributor may provide royalty-free demonstration copies of the Licensed Programs (PC version) to their dealers, up to a maximum of two copies per dealer office, contingent upon such copies being either purchased or returned at the termination of the applicable dealer agreement. Licensee will provide Licensor on a quarterly basis an accounting of the number of such copies provided to each participating subsidiary/distributor. Each such subsidiary/distributor shall be responsible for providing Licensor a quarterly report listing each active dealer, the number of royalty-free demonstration copies provided to each dealer, and such other dealer information as may reasonably be requested by Licensor. Licensee agrees, upon notice from Licensor, to promptly invoice for and remit the appropriate royalty for any demonstration copies not properly accounted for in the subsidiary/distributor reports, whether due to terminated dealer agreements or failure to make timely reports.

All other terms of the April 17, 1987 Agreement and as Amended May 11, 1988 remain unchanged.


INTERGRAPH CORPORATION                  BENTLEY SYSTEMS, INC.
- --------------------------              -----------------------------

BY:  \s\ Milton H. Legg                 BY:  /s/ Scott Bentley
NAME:  Milton H. Legg                   NAME:  Scott Bentley
TITLE:  Third Party Software            TITLE:  Vice President
DATE:  August 28, 1988                  DATE:  8/30/88


                SOFTWARE LICENSE AGREEMENT
                  AMENDMENT NUMBER FOUR


This Amendment is entered into this 4th day of August, 1989, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                    WITNESSETH

WHEREAS Licensor and Licensee entered into a Software License
Agreement on April 17, 1987 and amended said Agreement on May 11,
1988, July 28, 1988 and August 30, 1988, and

WHEREAS Licensor has developed a Mac operating system version of MicroStation and the parties wish to include this product in the definition of the Licensed Programs.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   Section 1.18 shall be amended to read as follows:

     1.18 The term "Authorized Training Centers" shall mean organizations authorized to provide training for the DOS and Mac
O/S versions of the Licensed Programs.

2.   Section 4.1 shall be amended to read as follows:

     4.1 Scope-Licensor hereby grants to Licensee an exclusive world-wide license to use, market and/or sublicense the DOS, UNIX and Mac O/S versions of the Licensed Programs and the UNIX version of the Customer Support Libraries. Licensee shall be entitled to distribute the Licensed Programs and Customer Support Libraries through its subsidiaries and distributors and this shall include software dealer networks and value added resellers (hardware).

3. The second paragraph of Section 4.3 shall be amended to read as follows:

     Licensor agrees that each Licensee subsidiary/distributor may provide royalty-free demonstration copies of the Licensed Programs (DOS and Mac O/S versions) to their dealers, up to a maximum of two copies of each version per dealer office, contingent upon such copies being either purchased or returned at the termination of the applicable dealer agreement. Licensee will provide Licensor on a quarterly basis an accounting of the number of such copies provided to each subsidiary/distributor. Each such subsidiary/distributor shall be responsible for providing Licensor a quarterly report listing each active dealer, the number of royalty-free demonstration copies provided to each dealer, and such other dealer information as may be reasonably requested by Licensor. Licensee agrees, upon notice from Licensor, to promptly invoice for and remit the appropriate royalty for any demonstration copies not properly accounted for in the subsidiary/distributor reports, whether due to terminated dealer agreements or failure to make timely reports.

4.   Section 4.4 shall be amended to read as follows:

     4.4 Marketing Rights-Licensor grants to Licensee the exclusive world-wide rights to market and sub-license the DOS, Mac O/S and UNIX versions of the Licensed Programs and the UNIX version of the Customer Support Libraries.

5.   Section 4.7 shall be amended to read as follows:

     4.7 Authorized Training Centers-Licensee shall be allowed to set up Authorized Training Centers and the purpose of these shall be to provide training on the DOS and Mac O/S versions of the Licensed Programs. The Authorized Training Centers shall be located in the major metropolitan areas. Licensor and Licensee shall agree on the criteria used in selecting organizations to act as Authorized Training Centers. For the Licensed Programs copies that are to be provided to the Authorized Training Centers, Licensee shall not be required to pay royalty fees.

6.   Section 5.1 shall be amended to read as follows:

     5.1 Amount- Licensee shall pay licensor fees for the license granted hereunder as set forth herein. Licensee shall pay
Licensor a per-copy license fee as follows:

     MicroStation-UNIX, DOS and Mac O/S Operating Systems
     (All versions up to 2.1.3)
          First 1000 licenses sold/quarter           ***
          1001-2000 licenses sold/quarter            ***
          2001 plus licenses sold/quarter            ***

     MicroStation-UNIX, DOS and Mac O/S Operating Systems
     (Version 3.0 and higher)
          First 1000 licenses sold/quarter           ***
          1001-2000 licenses sold/quarter            ***
          2001 plus licenses sold/quarter            ***

     Customer Support Libraries-UNIX Operating System

          *** per copy regardless of volume

For volume calculation purposes, all versions licensed during the same quarter shall be considered as one product and royalty payments shall be made based on quantities of each version licensed.

If Licensee's payment due hereunder is more than ten (10) days late, Licensee shall pay a penalty of one and one-half (1 1/2%) percent per month on such late payment until and when same is paid.

For software developers that are developing application programs that run on top of the Licensed Programs, Licensee shall have the right to grant a royalty-free right to use the Licensed Programs and Customer Support Libraries (UNIX version only). Licensee shall use its best efforts in the allocation of the royalty-free licenses.

The license fees shall be due within thirty (30) days after the end of each calendar quarter in which the Licensed Programs and Customer Support Libraries were shipped. Licensee, if required by an End User, may exchange copies of the Licensed Programs for copies of similar software on a cost free basis.

Licensee agrees to provide DOS and Mac O/S versions of the packaged Licensed Programs to Licensor at its current cost of packaging. The copies provided under this provision are to used for Licensor's ISD program, loans to technology journal editors, loans to industry analysts and for Licensor's Comprehensive Support Program. The cost only versions are not to be sold by Licensor.

7.   Section 7.2 shall be amended to read as follows:

     7.2 Licensed Programs updates for the DOS and Mac O/S versions shall be made available to End Users on an annual basis. The price for the updates and the division of revenues shall be negotiated by Licensor and Licensee at the time of each Licensed Programs update. Licensor shall have the option of offering maintenance contracts for the DOS and Mac O/S versions of the Licensed Programs and the Customer Support Libraries and all revenues derived from this activity shall go to Licensor. On an as required basis, Licensee shall have the option of quoting the aforementioned maintenance services to its DOS and Mac O/S based End Users and all revenues derived from this activity shall go to Licensee. Licensor shall set the prices to be charged for the DOS and Mac O/S maintenance contracts.

8. The education policy to be agreed upon by the parties shall be added as Exhibit E.

All other terms of the April 17, 1987 Agreement and as Amended May 11, 1988, July 28, 1988, and August 30, 1988 remain unchanged.


INTERGRAPH CORPORATION                  BENTLEY SYSTEMS, INC.
- ------------------------                -----------------------------------

BY:  \s\ Milton H. Legg                      BY:  /s/Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE:  President
DATE:  July 31, 1989                         DATE:  Aug 4, 1989



                   SOFTWARE LICENSE AGREEMENT
                       AMENDMENT NUMBER 5


     This Amendment is entered into this 23rd day of May, 1990, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                           WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987 and amended said Agreement on May 11,
1988, July 28, 1988, August 30, 1988 and August 4, 1989; and

     WHEREAS Licensor has changed it legal address and is also in the process of developing a new version of the Licensed Programs;
and

     WHEREAS Licensor wishes to receive additional revenue from the increased royalties for Licensed Programs version 4.0.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   The legal address for Licensor shall be changed as follows:

          Previous Address                   Current Address
          Bentley Systems, Inc.              Bentley Systems, Inc.
          180 Gordon Drive                   690 Pennsylvania Drive
          Lionville, PA  19353               Exton, PA  19341

2.   The following royalty table shall be added to Section 5.1:

     MicroStation-UNIX, MAC and DOS Operating Systems
     (Version 4.0 and higher)

          First 1,000 licenses sold/quarter       ***
          1,001-2,000 licenses sold/quarter       ***
          2,001 plus licenses sold/quarter        ***

All other terms and conditions of the April 17, 1987 Software
License Agreement and as amended May 11, 1988, July 28, 1988,
August 30, 1988 and August 4, 1989 remain unchanged.

INTERGRAPH CORPORATION                  BENTLEY SYSTEMS, INC.
- -----------------------------           -------------------------------

BY:  \s\ Milton H. Legg                 BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                   NAME:  Keith A. Bentley
TITLE:  Third Party Software            TITLE:  President
DATE:  May 19, 1990                     DATE:  5/23/90



                   SOFTWARE LICENSE AGREEMENT
                      AMENDMENT NUMBER 6

     This Amendment is entered into this 20th day of November, 1991, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                         WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987, and as amended on May 11, 1988, July
28, 1988, August 30, 1988 August 4, 1989, and May 23, 1990; and

     WHEREAS Licensor has developed an IGES Translator; and

     WHEREAS Licensor and Licensee wish to add the IGES Translator to the definition of Licensed Programs; and

     WHEREAS Licensor wishes to receive additional revenue from Licensee's distribution of the IGES Translator.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.  The following shall be added to Section 5.1:

     IGES Translator-UNIX, MAC, SunOS, and DOS Operating Systems
          *** Per Copy Distributed

     For the IGES Translator portion of the Licensed Programs,
     Licensee shall have the royalty-free    right to supply the
     product under the U.S. Navy CAD-2 program, and also to upgrade existing IGES to/from IGDS translator (SG**613 and SW**033) customers.

All other terms and conditions of the April 17, 1987 Software
License Agreement and as amended May 11, 1988, July 28, 1988,
August 30, 1988, August 4, 1989, and May 23, 1990 remain unchanged.

INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- --------------------------------             --------------------------------

BY:  \s\ Milton H. Legg                      BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  November 19, 1991                     DATE:  11/20/91



                   SOFTWARE LICENSE AGREEMENT
                      AMENDMENT NUMBER 7

     This Amendment is entered into this 26th day of February, 1992, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                         WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987, and as amended on May 11, 1988, July
28, 1988, August 30, 1988 August 4, 1989, May 23, 1990 and
November 20, 1991; and

     WHEREAS Licensor has developed a Microstation Review and a MicroStation Development Environment products; and

     WHEREAS Licensor and Licensee wish to add the MicroStation
Review and MicroStation Development Environment products to the definition of Licensed Programs; and

     WHEREAS Licensor wishes to receive additional revenue from Licensee's distribution of the MicroStation Review and MicroStation Development Environment products.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   The following shall be added to Section 5.1:

          MicroStation Review-All Relevant Operating Systems
               *** Per Copy Distributed

          MicroStation Development Environment-All Relevant
            Operating Systems
               *** Per Copy Distributed

All other terms and conditions of the April 17, 1987 Software
License Agreement and as amended May 11, 1988, July 28, 1988,
August 30, 1988, August 4, 1989, May 23, 1990, and November 20,
1991 remain unchanged.

INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- ---------------------------------            --------------------------------

BY:  \s\ Milton H. Legg                      BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  February 24, 1992                     DATE:  2/26/92



                   SOFTWARE LICENSE AGREEMENT
                      AMENDMENT NUMBER 8

     This amendment is entered into this 28th day of September, 1992, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                         WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987, and as amended on May 11, 1988, July
28, 1988, August 30, 1988, August 4, 1989, May 23, 1990 and
November 20, 1991, February 26, 1992; and

     WHEREAS Licensee and Licensor have agreed to enter into a program ("Seed Program") for the mass distribution of MicroStation into specific geographic locations; and

     WHEREAS Licensor wishes to receive additional revenue from Licensee's distribution of the additional Licensed Programs.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   The following shall be added as Section 1.19:

          1.19 The term "Licensee's Fully Supported Platforms" shall mean platforms sold and supported by Licensee. Licensee must offer support and upgrades as part of the standard maintenance (BMC, BSM) for these platforms. PC platforms shall be excluded from this definition.

2.  The following shall be added as Section 1.20:

          1.20 The term "Bundled Applications" shall mean that one or more of the Licensed Programs are an inseparable part of a Licensee developed application software program. Bundled applications do not allow the Licensed Programs to be used independently.

2.   Section 4.1 shall be amended to read as follows:

          4.1 Scope-Licensor hereby grants to Licensee an exclusive world-wide license to use, market and/or sublicense the Licensed Programs to End Users. Licensor shall have the right to continue distribution of the DOS and Mac versions of the Customer Support Library product. Licensee shall be allowed to distribute the Licensed Programs through its subsidiaries and distributors and this shall include software dealer networks and value added resellers (hardware). Licensee itself shall be entitled to unlimited internal use of the Licensed Programs.

3.   The following shall be added to Section 5.1:

          MicroStation PC 3.3 Russian ("Seed Program")
               $50 Per Copy Distributed (no restrictions on quantity; Licensor reserves the right to review annually)

               a.   No hardware lock
               b. Existing 3.3 software except modifications to run with no hardware lock
               c. Documentation will be translated and printed locally in Russia
               d.   Russian language only.

          MicroStation PC 3.3 Eastern Europe, China, and India
("Seed Program")
               $50 Per Copy Distributed (no restrictions on quantity; Licensor reserves the right to review annually)
               a.   Unique hardware lock
               b. Existing 3.3 software except modifications to run with unique hardware lock
               c. Languages will be Polish, Czechoslovakian, Hungarian, Indian, and Chinese. Any supplemental translated documentation will be translated and printed locally in the respective countries.

     AutoCAD to MicroStation Upgrade Offer
          a. Existing AutoCAD users will be offered opportunity to upgrade to MicroStation
          b. The product offered is the most current version of MicroStation
          c.   $100 per copy distributed
          d. The terms and conditions of the upgrade are as stipulated in the attached Schedule D.

4. The MicroStation 4.0 part of Section 5.1 shall be revised to read as follows:

          MicroStation-All Operating Systems
               (Version 4.0 and higher)
          All licenses sold/quarter     ***

This license rate will be effective October 1, 1992.

5.   The title of Section 7. shall be changed from "MAINTENANCE
FEE" to "LICENSED PROGRAMS MAINTENANCE"

6.Sections 7.1 and 7.2 shall be amended to read as follows:

     7.1 Licensor is currently offering a comprehensive support program (CSP) to the Licensed Programs End Users. The CSP includes telephone support and Licensed Programs updates and upgrades. Licensor shall be entitled to keep all revenues collected under its CSP. The CSP will be offered worldwide, but will not be offered for Licensee's Fully Supported Platforms, or for Bundled Applications. Licensor and Licensee agree that the minimum CSP contract value is to be ***, except where Licensor is offering only MDE support.

     7.2 Licensee shall offer a Licensed Programs basic support plan (BSP). The BSP shall include telephone support and Licensed Programs updates, but shall not include Licensed Programs upgrades. End Users will be required to purchase Licensed Programs upgrades. Licensor will be paid for the Licensed Programs upgrades within thirty (30) days after the end of the calendar quarter in which they ship. Except for Licensee's Fully Supported Platforms, or for Bundled Applications, Licensee does not intend to offer any type of Licensed Programs full service (Licensed Programs upgrades) support program; however, Licensee shall be allowed to bid full service support when required to submit bid responses as a single source vendor. In sole source situations, Licensor shall be entitled to the applicable upgrade fee for upgrades shipped pursuant to such contracts. All upgrade fees are to be paid as referenced above. Licensee shall be entitled to retain any funds generated under its BSP.

7.   The following shall be added as Section 7.3:

     7.3 For Licensee's Fully Supported Platforms and Bundled Applications (excluding PC Platform), Licensee intends to offer a full service maintenance program (BSM) and this program shall include Licensed Programs upgrades. For Bundled Applications on the PC or MAC platforms, Licensee reserves the right to offer Bundled Applications under BSP. For Licensed Programs licenses sold as outlined in the Section 7.3, Licensee is not obligated to pay Licensor for Licensed Programs upgrades.

8. For the MicroStation MAC 4.2 upgrade, Licensee and Licensor agree that the upgrade fee payable to Licensor will be $50 per unit.

All other terms and conditions of the April 17, 1987 Software
License Agreement and as amended May 11, 1988, July 28, 1988,
August 30, 1988, August 4, 1989, May 23, 1990, and November 20,
1991, and February 26, 1992 remain unchanged.

INTERGRAPH CORPORATION                  BENTLEY SYSTEMS, INC.

BY:  \s\ Milton H. Legg                 BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                   NAME:  Keith A. Bentley
TITLE:  Third Party Software            TITLE:  President
DATE:  September 28, 1992               DATE:  9-28-92



                          SCHEDULE D

                  AUTOCAD TRADE-UP PROGRAM



            Competitive Trade-up to MicroStation Offer


                  Terms and Conditions (revised)
                      September 16, 1992
                  BOLD type indicates changes
            from original Terms dated August 9, 1992.


- -    Tradeup AutoCAD Release 9 or later to MicroStation V4 plus
     Nexux for $500 plus shipping costs.

- -    Public announcement August 10, 1992.  Offer begins with this announcement.

- -    Offer ends December 31, 1992.

- -    By default, the offer is limited to five (5) copies per
     purchasing authority without additional approval from Intergraph. A greater number of copies may be sold under the following guidelines:

1.   The first 5 (five) trade-up copies are available at $500.

2.   Copies 6-10 must be sold at regular full price.

3. Beginning with the 11th copy, each trade-up copy at $500 must be accompanied with a full price copy.

4. Normal discounts apply to all full price copies (i.e., BOA, VPA, etc.)

5. BOA volume credit does apply if "minimum volume amount order" is processed.

6. Make sure that when combining trade-up and full-priced copies on the same purchase order that the appropriate part numbers are used for each, i.e., the new trade-up specific part number (see below) for the $500 kits and the regular part number for the full-priced kits.

7. All copies must be purchased as part of a single purchase order.

     For example,

     If a potential customer wishes to trade-up 20 copies of AutoCAD under these conditions he would be eligible to receive 10 copies at $500 and 10 copies at full price.

The promotion of this offer will not refer to a specific limit.

- -    Offer requires verification that the AutoCAD copy(s) being traded in is an authentic, commercially obtained copy from the original end user. (Receipt of an original serial numbered diskette, usually Disk #1, is necessary to satisfy this requirement.)

- -    Offer is available for SPARC, PC, Mac, and HP platforms.
     Offer is for a same platform trade-up. (SCO Xenix versions of AutoCAD will be honored for MS PC Trade-ups.) MicroStation Mac V4.2 trade-ups will be back-ordered until approximately October 1, 1992.

- -    Intergraph Solution Centers and the Intergraph Direct Sales
     Organization may sell the trade-up. Dealer discount is 48%, net price $260 US. The DSO may sell the Trade-up into BOA/VPA accounts only.

- -    This offer is available in the U.S. only.  Trade-up offer
     outside the U.S. is controlled by the respective countries.

- -    Upgrade kit does not include MDL compilers.  A runtime
     version of MDL is integral with MicroStation, so all present and future MDL routines are supported.

MicroStation Trade-up Part Numbers      Regular MicroStation Part Numbers
- ----------------------------------      ---------------------------------

PC             SGF011800                PC             SGF0031
SPARC          SGYA11800                SPARC          SGYA074
HP700          SGBQ11800                HP700          SGBQ082
Macintosh      SGF011700                Macintosh      SGF0086

The Trade-up kit will include the following items:

     -    Current shipping version of MicroStation 4.X
     -    MicroStation Nexus
     -    MicroStation For AutoCAD Users (A comparison book from Onword Press.)
     -    MicroStation Solutions third party catalog (when available)
     -    List of Intergraph Education Centers & Intergraph Training Centers.
     -    MicroStation Customer Training Directory (from Intergraph)
     -    Intergraph marketing literature folder
     -    This kit does not include MDL compilers.


NOTE:     Please refer to the AutoCAD Trade-up Procedure for
correct implementation procedures of this offer, as outlined by the MicroStation Product Center.

Note:     Any exception to the above parameters must be discussed
and approved by Intergraph.


                     SOFTWARE LICENSE AGREEMENT
                        AMENDMENT NUMBER 9


     This Amendment is entered into this ______day of November, 1992, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").


                         WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987, and as amended on May 11, 1988, July
28, 1988, August 30, 1988 August 4, 1989, May 23, 1990 and
November 20, 1991, February 26, 1992; September 28, 1992; and

     WHEREAS Licensee and Licensor have agreed to extend the current AutoCAD to MicroStation Trade-up offer to include the VersaCAD product; and

     WHEREAS Licensor wishes to receive additional revenue from Licensee's distribution of the additional Licensed Programs.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.  Amendment 8, Section 3, shall be amended to include Paragraph
4 as follows:

     VersaCAD to MicroStation Upgrade Offer
          a. Existing VersaCAD users will be offered the opportunity to upgrade to MicroStation
          b. The product offered is the most current version of MicroStation
          c.   $100 per copy distributed
          d. The terms and conditions of the upgrade are as stipulated in attached Schedule D

2. Schedule D, Competitive Trade-up to MicroStation Offer (as attached), shall be amended to include the VersaCAD product upgrade wherever the AutoCAD to MicroStation trade-up offer is listed.

All other terms and conditions of the April 17, 1987 Software License Agreement, as amended May 11, 1988, July 28, 1988, August 30, 1988, August 4, 1989, May 23, 1990, and November 20, 1991,
February 26, 1992, and September 28, 1992, remain unchanged.

INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- ------------------------                     -------------------------

BY:  \s\ Milton H. Legg                      BY:  \s\ KeithA. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  November 17, 1992                     DATE:  11/23/92




             Competitive Trade-up to MicroStation Offer

                 Terms and Conditions (revised)
                         October 28, 1992


AutoCAD/VersaCAD Trade-up Offer
- --------------------------------

Both AutoCAD and VersaCAD are now eligible to be traded up for MicroStation under the following parameters:

- -    Tradeup AutoCAD Release 9 or later or VersaCAD Version 5.4 or later to MicroStation V4 plus Nexus for $500 plus shipping costs.

- -    Public announcement August 10, 1992.  (AutoCAD) VersaCAD offer begins with this announcement.

- -    Offer ends December 31, 1992.

- -    By default, the offer is limited to five (5) copies per
     purchasing authority without additional approval from Intergraph. A greater number of copies may be sold under the following guidelines:

     1.   The first 5 (five) trade-up copies are available at $500.

     2.   Copies 6-10 must be sold at regular full price.

     3. Beginning with the 11th copy, each trade-up copy at $500 must be accompanied with a full price copy.

     4. Normal discounts apply to all full price copies (i.e., BOA, VPA, etc.)

     5. BOA volume credit does apply if "minimum volume amount order" is processed

     6. Make sure that when combining trade-up and full-priced copies on the same purchase order that the appropriate part numbers are used for each, i.e., the new trade-up specific part number (see below) for the $500 kits and the regular part number for the full-priced kits.

     7.   All copies must be purchased as part of a single purchase order.

          For example,

          If a potential customer wishes to trade-up 20 copies of AutoCAD or VersaCAD under these conditions he would be eligible to receive 10 copies at $500 and 10 copies at full price.

- -    The promotion of this offer will not refer to a specific limit.

- -    Offer requires verification that the competitive product
     being traded in is an authentic, commercially obtained copy from the original end user. Receipt of an original serial numbered diskette, usually Disk #1, is necessary to satisfy this requirement.

- -    If a site/network license situation is encountered, a
     photocopy of a serialized diskette and a photocopy of an original purchase order/agreement which indicates the existence of a site/network license is required.

- -    Offer is available for SPARC, PC, Mac, and HP platforms.
     Offer is for a same platform trade-up. (SCO Xenix or Sun 386 versions of AutoCAD will be honored for MS PC or SPARC Trade-ups.)

- -    Intergraph Solution Centers and the Intergraph Direct Sales
     Organization may sell the trade-up. U.S. Dealer discount is 48%, net price $260 US. The DSO may sell the Trade-up into BOA/VPA accounts only.

- -    Trade-up offer outside the U.S. is controlled by the
     respective countries.

- -    Upgrade kit does not include MDL compilers.  A runtime
     version of MDL is integral with MicroStation, so all present and future MDL routines are supported.

MicroStation Trade-up Part Numbers      Regular MicroStation Part Numbers
- ----------------------------------      ---------------------------------

PC             SGF011800                PC             SGF0031
SPARC          SGYA11800                SPARC          SGYA074
HP700          SGBQ11800                HP700          SGBQ082
Macintosh      SGF011700                Macintosh      SGF0086

The Trade-up kit will include the following items:

     -    Current shipping version of MicroStation 4.X
     -    MicroStation Nexus
     -    MicroStation For AutoCAD Users (A comparison book from Onword
          Press.)*
     -    MicroStation Solutions third party catalog (when available)
     -    List of Intergraph Education Centers & Intergraph Training Centers.
     -    MicroStation Customer Training Directory (from Intergraph)
     -    Intergraph marketing literature folder
     -    This kit does not include MDL compilers.

     - We will be using the same trade-up kit for both AutoCAD and VersaCAD. If it is undesirable to include this book to a VersaCAD user, it will be the reseller's responsibility to remove it from the kit.

NOTE:     Please refer to the AutoCAD (trademark) Trade-up Procedure for correct implementation procedures of this offer, as outlined by the MicroStation Product Center. Any exception to the above parameters must be discussed and approved by Intergraph.




                    SOFTWARE LICENSE AGREEMENT
                       AMENDMENT NUMBER 10


     This Amendment is entered into this 25th day of February, 1993, by and between Bentley Systems, Inc. (hereinafter refereed to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                            WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987, and as amended on May 11, 1988, July 28, 1988, August 30, 1988, August 4, 1989, May 23, 1990, November
20,1991, February 26, 1992; September 28, 1992; and October 27,
1992, and,

     WHEREAS Licensee wishes to make the MicroStation 3.3 Seed program worldwide rather than country-specific, and

     WHEREAS Licensee wishes to allow sales of non-royalty copies of MicroStation to students and faculty of schools currently enrolled in a discount program, and

     WHEREAS Licensor wishes to receive additional revenue from Licensee's distribution of the additional Licensed Programs.

NOW THERFORE THE PARTIES AGREE AS FOLLOWS:

1. Amendment 8 dated September 28, 1992, which included as Item 3 (paragraphs 1 and 2) the MicroStation 3.3 Seed Program distribution to specific geographic locations, is hereby amended to delete the specific countries and to make the Seed program worldwide. This is for MicroStation 3.3 only; the per unit royalty will be $50. No hardware lock will be required and there will be no restrictions on languages. Licenses sold under this seed program shall not confer to the purchasor any right to upgrade the software to subsequent versions of MicroStation, and same shall be disclosed to each prospective purchasor.

2.   The following shall be added as 4.1.A

     4.1.A     A Licensor shall allow sales of non-royalty copies
of MicroStation to students and faculty of schools currently enrolled in Licensee's Regular Educational Discount (RED) program. The sale of the Licensed Program will be contingent on the following points:

     1) Student must be enrolled in a department that is currently part of our existing RED program.
     2)   Instructor must verify student's status.
     3)   Instructor must provide technical support.
     4)   Sales will be limited to one copy per student or faculty member.

All other terms and conditions of the April 17, 1987 Software
License Agreement, as amended May 11, 1988, July 28, 1988, August
30, 1988, August 4, 1989, May 23, 1990, November 20, 1991,
February 26, 1992, September 28, 1992, and October 27, 1992 remain unchanged.



INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- ----------------------------                 ------------------------

BY:  \s\ Milton H. Legg                      BY:  \s\  Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  February 25, 1993                     DATE:  3/4/93



                       SOFTWARE LICENSE AGREEMENT
                          AMENDMENT NUMBER 11


     This Amendment is entered into this 15th day of April, 1993, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").


                         WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987, and as amended on May 11, 1988, July 28, 1988, August 30, 1988 August 4, 1989, May 23, 1990, November
20, 1991, February 26, 1992, September 28, 1992, October 27, 1992,
and February 25, 1993; and,

     WHEREAS Licensor is prepared to release an enhanced version of the MicroStation product; and

     WHEREAS Licensee and Licensor wish to add release 5.0 of the MicroStation product to the Software License Agreement; and

     WHEREAS Licensor wishes to receive additional revenue from Licensee's distribution of version 5.0 of the MicroStation product.

NOW THEREFORE THE PARTIES AGREE AS FOLLOW:

1.   The following shall be added to Section 5.1.

          MicroStation-All Platforms
               Version 5.0 and Higher - *** Per Copy

     The upgrades royalty for all upgrades to version 5.0 shall be $150. For the period of June 1, 1993 through December 31, 1993, the 5.0 upgrade royalty shall be $75.

2. Effective with the availability of MicroStation 5.0, the MDE and IGES products are hereby removed from the definition of Licensed Programs. MDE and IGES will be bundled with the MicroStation 5.0 product and this is at no additional charge.

     All other terms and conditions of the April 17, 1987 Software License Agreement, as amended May 11, 1988, July 28, 1988, August
30, 1988, August 4, 1989, May 23, 1990, November 20, 1991,
February 26, 1992, September 28, 1992, October 27, 1992 and
February 25, 1993 remain unchanged.



INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- -----------------------------                --------------------------

BY:  \s\ Milton H. Legg                      BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  April 15, 1993                        DATE:  4/16/93



                      SOFTWARE LICENSE AGREEMENT
                         AMENDMENT NUMBER 12

     This Amendment is entered into this ____day of July, 1993, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                             WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987 and amended said Agreement on May 11, 1988; July 28, 1988; August 30, 1988; August 4, 1989; May 23,
1990; November 20, 1991; February 26, 1992; September 28, 1992;
October 27, 1992; February 25, 1993; and April 15, 1993; and

     WHEREAS Licensor agrees to establish the royalty for future
MicroStation upgrades; and

     WHEREAS Licensor agrees to extend the competitive platform trade-in offers; and

     WHEREAS Licensor agrees to provide Licensee specific
MicroStation libraries (PlotLib) for use with Licensee EMS 2.x and network plotting application; and

     WHEREAS Licensor agrees to participate in Licensee's DOT
Consultant Program; and

     WHEREAS Licensor agrees to develop a reduced function version (MicroStation Express) of MicroStation; and

     WHEREAS Licensee agrees to market MicroStation Express;

     WHEREAS the parties agree to finalize the royalty and upgrade fees for MicroStation Review 5.0; and

     WHEREAS the parties agree to offer MicroStation Version 5 on DEC Alpha NT, IBM RS6000, and SGI platforms.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   Section 5.1 will be revised to include the following:

     MicroStation Review 5.0 pricing shall be *** per copy ($795 list price) and the MicroStation Review 5.0 upgrades shall be $20 per copy.

     Future MicroStation upgrade royalty rates will be equal to 15.79% of the MicroStation upgrade list price, unless and until the parties mutually agree to the contrary.

     Cadvance, MacBravo, and VersaCad to MicroStation trade-in offer will be extended to June 30, 1994. This program will also be extended to IEZ's documented installed base (estimated to be 5,000 seats) at December 31, 1993, as to which the expiration date will be December 31, 1994. MicroStation Version 5.0 will be priced at $1,500 U.S. List; royalty will be $259. Customer must provide proof of purchase.

Licensor agrees to develop a reduced function version (Express) of MicroStation and this product is targeted for completion in fourth quarter of 1993. The parties expect to call this new product "MicroStation Express". MicroStation Express shall be added to the definition of Licensed Programs. The per copy royalty for this product shall be $259, list price $1,500.

2.   Licensor agrees to provide Licensee with specific
MicroStation libraries *** and these libraries are for use with Licensee's ***. This library is not to be used with Licensee's *** generation of products. In connection with *** products, this library is not to be used for ***.
The *** product is provide to Licensee in an "as is" condition and Licensee is granted the royalty-free right to use *** only with the aforementioned products.

3. Licensee has established a Department of Transportation (DOT) Consultant Program and the purpose of this program is to make consultants working with the DOT's familiar with MicroStation.
The program is conducted in the form of seminars. Licensor authorizes Licensee to grant one royalty-free copy of MicroStation to each new consulting organization that attends a seminar. Licensee shall use its best judgment in issuing invitations to consulting companies.

4.   Licensee has begun marketing MicroStation Version 5 product.
Licensor and Licensee agree that MicroStation version 4 product should be made available to end users for at least nine (9) months from the date of this Amendment.

5. Licensor and Licensee agree to offer MicroStation Version 5 on DEC Alpha NT, IBM RS6000, and SGI platforms. Licensee agrees to guarantee Licensor 500 royalty unit sales on each of theses platforms during the first year of availability of the respective products. Balance, if any, of such commitment will be paid to Licensor at the anniversary date of the availability of the applicable product. Such payment would be characterized as prepaid royalties as to such product.

All other terms and conditions of the April 17, 1987 Software License Agreement, and as amended May 11, 1988; July 28, 1988; August 30, 1988; August 4, 1989; May 23, 1990; November 20, 1991;
February 26, 1992; September 28, 1992; October 27, 1992; February 25, 1993; and April 15, 1993, remain unchanged.



INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- -------------------------                    --------------------------

BY: \s\ Milton H. Legg                       BY:  \s\ Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  July 30, 1993                         DATE:  7/30/93



                   SOFTWARE LICENSE AGREEMENT
                      AMENDMENT NUMBER 13

     This Amendment is entered into this _____ day of December, 1993, by and between Bentley Systems, Inc. (hereinafter referred to as "Licensor") and Intergraph Corporation (hereinafter referred to as "Licensee").

                            WITNESSETH

     WHEREAS Licensor and Licensee entered into a Software License Agreement on April 17, 1987 and amended said Agreement on May 11, 1988, July 28, 1988, August 30, 1988; August 4, 1989; May 23,
1990; November 20, 1991; February 26, 1992; September 28, 1992;
October 27, 1992; February 25, 1993; April 15, 1993; and July 30,
1993, and

     WHEREAS Licensor and Licensee agree to discontinue the Microstation version 3 Seed Program; and

     WHEREAS Licensor and Licensee agree to establish a revised royalty structure for Eastern Europe and the former Soviet Union;
and

     WHEREAS Licensor agrees to participate with Licensee in a marketing program targeted at the U.S. Navy; and

     WHEREAS Licensor agrees to extend the V5 reduced fee upgrade program; and

     WHEREAS Licensor agrees to include the Claris CAD, Personal
Designer and Personal machinist products in the current competitive upgrade program; and

     WHEREAS Licensor agrees to participate with Licensee in a major Account Migration Program aimed at AutoCAD users; and

     WHEREAS Licensee and Licensor agree to participate in a "Try and Buy Program" aimed at large volume users.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   Section 5.1 shall be revised to read as follows.

5.1  a)   Licensee shall pay Licensor the fees set forth herein
for the licenses granted hereunder as set forth herein. Licensee shall pay Licensor on or before the thirtieth (30) day following the end of each calendar quarter, and this payment shall include all fee bearing licenses shipped during the most recent calendar quarter. Licensee, if required by an End User, may exchange copies of the Licensed Programs for copies of similar software
(CNR) on a cost free basis. If Licensee's payment due hereunder is more than ten (10) days late, Licensee shall pay Licensor a penalty of one and one half percent (1 1/2%) per month on such late payment until and when such sum is paid.

     b) The license fees for the Licensed Programs shall be as follows, and the proposed list prices are indicated in parentheses.

               Microstation Version 5-All Platforms
                    *** Per Copy ($3,790)

               Microstation Version 4-All Platforms
                    *** Per Copy ($3,450)

               Microstation Version 3-All Platforms
                    1-1,000 Units-*** Per Copy ($3,300)
                    1,001-2,000 Units-*** Per Copy
                    2,001 Plus Units-*** Per Copy

               Microstation Review Versions 4 and 5-All Platforms
                    *** Per Copy ($795)

               Customer Support Libraries-Clipper Only
                    *** Per Copy ($1,000)

               Microstation Development Environment (MDE)-All
                    Platforms ($1,500)
                    *** Per Copy/With the introduction of
                    Microstation version 5, MDE will be bundled with Microstation V5 at no additional charge.

               Microstation IGES-All Platforms ($1,295)
                    *** Per Copy/IGES will be bundled with
                    Microstation version 5 at no additional charge. IGES will also be provided to all of Licensee's existing IGES to IGDS translator (SG**613 and SW**033) customers and the U.S. Navy CAD-2 customers on a royalty-free basis.

               Microstation Seed Program-All Platforms
                                   Eastern Europe      Former Soviet
                                                       Union
               Local Language V4   *** Per Copy       *** Per Copy-PC
                                   ($1,700)             ($300)
                                                       *** Per Copy-
                                                       MAC ($1,700)
               English V5          *** Per Copy       *** Per Copy
                                   ($3,790)            ($3,790)

               Microstation Upgrades-All Platforms
                    Version 4-$50 Per Copy ($500)
                    Version 5-$75 ($475) Per Copy-This fee is valid through March 31, 1994 and all shipments must be made by April 30, 1994, and after March 31, 1994, the version 5 upgrade fee shall increase to ***
                    (950).

                    Future upgrade royalty rates will be equal to *** of the Microstation upgrade list price, unless and until the parties mutually agree to the contrary.

               Microstation Review Upgrades-all Platforms
                    Version 5 $20 Per Copy ($100)

     c) For software developers that are developing application programs that run on top of the Licensed Programs, Licensee shall have the right to grant a royalty free right to use the CLIPPER and Windows NT versions of the Licensed Programs and Customer Support Libraries. NT product shall be for usage with OEM vendors and strategic porting vendors interfacing with Licensee's applications. For participants in Licensor's ISD Program, Licensee will not provide development copies of the Licensed Programs. All loans to application vendors will be subject to Licensee's Marketing Loan Agreement, and all loans under this program will be specifically for development purposes. Licensee agrees to provide, quarterly and upon request, Licensor a list of companies it has provided development copies of the Licensed Programs. Licensee shall use its best discretion in the allocation of these royalty-free development units.

     d) Licensee agrees to sell DOS and MAC O/S versions of the packaged Licensed Programs to Licensor at its current cost of packaging. The copies provided under this provision are to used for Licensor's ISD program, for Licensor's Comprehensive Support Program, loans to be technology journal editors and loans to industry analysts. The cost only versions (DOS and MAC) are not to be sold by Licensor.

     e) An upgrade program will be offered to Cadvance, MacBravo, Personal Designer, Personal Machinist, Claris and VersaCAD users. The upgrade program will allow existing users of the aforementioned competitive products to upgrade to Microstation
5.0. The per copy royalty fee for this upgrade shall be $259 ($1,500 list). For sales through the dealer channel, upgrades for more than twenty five units must be reviewed and approved by Licensor, and for the direct channel, upgrades for more than 50 units must be reviewed by Licensor. Where a competitive site license is involved, the End User sit license invoice(s) will be divided by $1,500 to determine the eligible number of upgrade licenses. Site license upgrades will also be subject to the 25 and 50 units approval levels referenced above. The upgrades are to represented as for the End User's own use and not for resale. This program is valid through June 30, 1994. For the competitive products being upgraded, End User must provide proof of purchase.

     f) Licensee and Licensor from time to time will address certain markets with the idea of market penetration and this philosophy will be known as the "Seed Program". The intent of the Seed Program is to penetrate the markets with a lower cost product. Seed Program copies are normally based on a previous version of the Licensed Programs and for this reason, the End User will not be allowed to upgrade Seed Program copies. Licensee agrees to undertake reasonable efforts to advise End Users that the Seed Program copies are not upgradeable and to implement systems to enforce this issue. The original Microstation version 3 Seed Program is hereby terminated and Licensee will be allowed to distribute existing Microstation version 3 Seed Program kits. The new Seed Program will utilize Microstation version 4 and will initially be targeted at Eastern Europe and the former Soviet Union. The local language versions of Seed Program products must be sent to Licensor so that the resource files can be integrated with the executable. The integration will effectively lock the resource file with the executable so that Seed Program products cannot be converted to English.

     g) For the U.S. Navy NAVFAC procurement, Licensee wants to actively pursue the current installed AutoCAD customer base, Licensee's intent is to encourage AutoCAD End Users to migrate to the Microstation environment. For the U.S. Navy NAVFAC End Users, Licensor grants Licensee the royalty-free right to provide Microstation upgrades to existing AutoCAD End Users. The Navy program shall be targeted at software upgrades and this free upgrade offer is not to be part of a hardware sale, or the sale of additional software. This program will be valid through April 30, 1994, and after the initial term, Licensee and Licensor shall discuss termination or extension of this program. Where possible, Licensee will obtain a copy of the AutoCAD main disk from the End User. Licensee will provide Licensor with a listing of the upgrades provided and this will be provided with the quarterly royalty report.

     h) For the U.S. Navy NAVFAC procurement, the Microstation royalty rate shall be *** per copy and this fee shall be valid for the term of the NAVFAC procurement. Microstation upgrades required under the NAVFAC procurements shall be made available at the percentage rate outlined for upgrades in Section 1 of Amendment #12. Subject to End User review and approval, Licensee intends to add the Licensed Programs (Microstation NT) as a separate line item on the NAVFAC contract, and at this time, the bid price will be 50% or less of list price.

     i) Licensor shall have the right to sell the non-Clipper versions of MicroCSL and shall retain all revenue generated by these sales.

     j) As previously outlined in a letter agreement dated April 22, 1993, Licensee may be required to deliver multiple versions of the Licensed Programs to a single End User. The requirement for multiple version delivery is caused by the availability schedule of Microstation version 5. In this scenario, Licensee would deliver version 4 of Microstation to a End User that purchased the version 5 product and as version 5 becomes available, Licensee will deliver the version 5 upgrade. This upgrade situation is currently only valid for the Microstation version 5 (DOS) release and this situation should be cleared by December 15, 1993. For all deliveries of this type, Licensee shall pay Licensor the version 4 royalty and this is based on the fact tat Licensee must deliver multiple kits.

     k) Licensee plans to deliver the Licensed Programs based on two (2) packaging schemes. The first package scheme will include the license, product serial number, media and documentation. The second package scheme will include only a license and serial number, and this packaging scheme will be termed "Right to Run"
(RTR). The second package scheme is targeted at large volume End Users. RTR list prices will be approximately $35 less than the full packaged product.

2.   The following shall be added as a new Section 4.8.

4.8 "Try and Buy"-The purpose of this program is to encourage large customers to make additional use of the Licensed
Programs.  The following points form an outline of the program.

          a) This is a marketing program and is not intended to alter licensing terms.

          b) An End User must own a minimum of one hundred (100) copies of Microstation version 5 to participate.

          c) Each End User must sign a one year contract agreeing to terms of the program.

          d) During the term of the contract, Licensee will loan the End User one copy of Microstation for each Microstation license purchased.

          e) As part of the contract, the End User must agree to keep detailed usage records for all loaned products, and at a minimum, the records must include peak daily concurrent usage.

and

          f) At the end of the contract term, the End User must either purchase the loaned products or return them. The End User would be expected to purchase licenses to support its peak usage level.

Licensee and Licensor agree to review this program on or before October 15, 1994 and at that time, decide whether to extend or terminate this program.

3.   The following shall be added as a new Section 4.9.

4.9  Major Account Migration Program(MAMP)-Licensee and
Licensor agree that a program must be put in place to address the AutoCAD installed base. The purpose of this program will be to convince existing AutoCAD End Users to switch to Microstation.
This program shall have the following as its basis.

          a) The End User must be an existing AutoCAD user to participate.

          b) The program will require a one year contract and each contract will cover a single site, and also be for a single term.

          c) For each copy of Microstation purchased, Licensee will loan the End User up to five additional copies of Microstation. The total number of loaned and purchased copies of Microstation cannot exceed the total number of installed AutoCAD copies.

          d)   The End User must have a minimum of one hundred
(100) copies of AutoCAD to participate.

          e) the End User must agree to provide Licensee with detailed Microstation usage reports and these reports must show peak concurrent usage for each day of the most recent quarterly period.

          f) It is intended that the loan copies would be used only where copies of AutoCAD would normally be used.

          g) This program shall be valid through October 15, 1994, and on or before this date, Licensee and Licensor agree to review the success of the MAMP. If the MAMP is terminated, Licensee shall have the right to continue to service existing MAMP participants under the terms outlined herein, and this shall be valid through the end of the participants' one year terms.

and

          h) At the end of the contract term, the End User will be required to either purchase the loaned copies or return them.
All purchases must be made during the agreement term.

4.   The following shall be added as a new Section 4.10.

4.10 Licensee may from time to time work with competitive developers to upgrade an existing customer base and this program shall be called the Cooperative Migration Program(CMP). Under the CMP, Licensee will offer to upgrade an existing competitive customer base to the current version of the Licensed Programs.
The upgrades will carry a list price of $1,500 and a royalty rate of $259. The current participants in this program are IEZ and DOGS. Additional CMP participants may be added by mutual agreement between Licensee and Licensor.

5.   The PlotLib license extended to Licensee based on Amendment
#12 dated July 30, 1993 shall be extended to cover I/EMS version
3.x (UNIX).  Other limitations still apply.

6.   Licensee has begun marketing Microstation version 5 product.
Licensor and Licensee agree that Microstation version 4 product should be made available to End Users for at least nine (9) months from the release date of version 5.

7. A new product, Microstation Express, was outlined in Amendment #12 date July 30, 1993. Due to market conditions,
Licensee and Licensor have agreed to suspend marketing activities until final product content is defined. All reference to Microstation Express is hereby deleted.

All other terms and conditions of the April 17, 1987 Software License Agreement and as amended May 11, 1988, July 28, 1988, August 30, 1988; August 4, 1989; May 23, 1990; November 20, 1991;
February 26, 1992; September 28, 1992; October 27, 1992; February 25, 1993; April 15, 1993; and July 30, 1993, remain unchanged.


INTERGRAPH CORPORATION                       BENTLEY SYSTEMS, INC.
- --------------------------                   -------------------------

BY: \s\  Milton H. Legg                      BY:  \s\  Keith A. Bentley
NAME:  Milton H. Legg                        NAME:  Keith A. Bentley
TITLE:  Third Party Software                 TITLE: President
DATE:  December 10, 1993                     DATE:  12/10/93